AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the ________th day of February, 2020, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Otter Creek Funds, listed on Amended Exhibit CC attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule on Exhibit CC of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit CC of the Agreement is hereby superseded and replaced with Amended
Exhibit CC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS U.S. BANCORP FUND SERVICES, LLC

By: ____________________________ By: ____________________________

Name: Elaine E. Richards Name: __________________________

Title: President Title: Senior Vice President

Amended Exhibit CC to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series Date Added
Otter Creek Long/Short Opportunity Fund on or after November 11, 2013

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule at March 2020

Annual Fee Based Upon Average Net Assets Per Fund*
[ ] basis points on the first[ ] million
[ ] basis points on the next [ ] million
[ ] basis points on the balance
Minimum annual fee: [ ] per fund

•Additional fee of [ ] for each additional class
•Additional fee of [ ] per manager/sub-advisor per fund
•Additional fee of [ ]for a Controlled Foreign Corporation (CFC)

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•USBFS Legal Administration (e.g., registration statement update)

Data Services
Pricing Services
•[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
•[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
•[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
•[ ] – Interest Rate Swaps, Foreign Currency Swaps
•[ ] – Bank Loans
•[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day
•[ ] – Credit Default Swaps
•[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Corporate Action and Factor Services (security paydown)

•[ ] per Foreign Equity Security per Month
•[ ] per Domestic Equity Security per Month
•[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
•
Third Party Administrative Data Charges (descriptive data for each security)

•[ ] per security per month for fund administrative data

SEC Modernization Requirements

•Form N-PORT – [ ] per year, per Fund
•Form N-CEN – [ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
•[ ] for the Billing period 01/01/2020 to 12/31/2020 and thereafter [ ] for the first fund (subject to Board approval)
•[ ]for each additional fund 2-5 (subject to change based on Board review and approval)
•[ ]for each fund over 5 funds

•[ ] per sub-adviser per fund
•[ ] onboarding fee
◦For more than one fund, fees will be aggregated and allocated equally
◦If fund launches within 12 months of LOI, onboarding fee is included in [ ] first fund fee

•Per adviser relationship, and subject to change based upon board review and approval.
•For advisors with more than one fund, fees will be aggregated and allocated equally across all of their funds, with the exception of sub-advised funds
◦The CCO fees for sub-advised funds are to be borne fully by each sub-advised fund (i.e., the sub-advised fund bears entirely the additional sub-adviser fee)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Amended Exhibit CC (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule (continued) at March 2020

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

** Per security per fund per pricing day.
Fees are calculated pro rata and billed monthly.

Fund Administration & Compliance Portfolio Services Supplemental Services Fee Schedule at March 2020

Additional Legal Administration Services
•Subsequent new fund launch – [ ] /project
•Subsequent new share class launch – [ ] /project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
•Base fee – [ ] /fund per year
•Setup – [ ] /fund group

Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Section 15(c) Reporting
•[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
• Additional 15(c) reporting is subject to additional charges
• Standard data source – Morningstar; additional charges will apply for other data services

Advisor’s Signature below acknowledges approval of the fund administration fee schedules on this Amended Exhibit CC.

OTTER CREEK ADVISORS, LLC

By:_______________________________

Name:____________________________

Title:_____________________________ Date:_____________________________